Exhibit 3.23

State of Delaware Secretary of State Division of Corporations Delivered 11:56 AM 12/19/2006 FILED 11:51 AM 12/19/2006 SRV 061161919 - 3132265 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

Merging

NORTEL FEDERAL SOLUTIONS INC.

With and Into

NORTEL GOVERNMENT SOLUTIONS INCORPORATED

(Pursuant to Section 253 of the Delaware General Corporation Law)

Nortel Government Solutions Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: The Corporation owns all of the issued and outstanding shares of capital stock of Nortel Federal Solutions Inc., a corporation organized and existing under the laws of the State of Delaware (“NFSI”);

THIRD: The laws of Delaware permit a corporation organized and existing under the laws of Delaware to merge with another corporation organized and existing under the laws of Delaware:

FOURTH: The Corporation, under its Certificate of Incorporation, shall be the surviving corporation of the merger;

FIFTH: The Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent executed as of the 18th day of December, 2006 and filed with the minutes of the Board of Directors, determined to merge into itself NFSI, its wholly owned subsidiary, effective as of the date set forth in such resolutions:

WHEREAS, the Corporation lawfully owns 100% of the issued and outstanding shares of capital stock of Nortel Federal Solutions Inc.. a corporation organized and existing under the laws of the State of Delaware (“NFSI”), and

WHEREAS, the Corporation desires to merge into itself NFSI, its wholly-owned subsidiary, and to be possessed of all the estate, property, rights, privileges and franchises of NFSI.

NOW, THEREFORE, BE IT

RESOLVED, that the merger of NFSI, a wholly-owned subsidiary of the Corporation, with and into the Corporation, in accordance with the requirements of Section 253 of the General Corporation Law of Delaware (the “Merger”), is hereby approved, and upon the effective date and time of such merger as specified herein (“Effective Time”), the separate existence of NFSI shall cease and the Corporation, under its Certificate of Incorporation and Bylaws and with its officers and directors, shall continue as the surviving corporation following the Merger;

FURTHER RESOLVED, that all the issued and outstanding shares of capital stock of NFSI shall be cancelled;

FURTHER RESOLVED, that upon the effectiveness of the Merger, the Corporation shall succeed to all of the estate, property, rights, privileges and franchises of NFSI and assume all of NFSI’s liabilities and obligations;

FURTHER RESOLVED, that each of the officers of the Corporation is hereby authorized in the name of and on behalf of the Corporation to execute, certify, deliver, publish and file or record a Certificate of Ownership and Merger, and/or any other documents, notices or instruments, to pay all expenses and to cause to be taken any and all such other actions that in the judgment of any such officer may be necessary or proper to accomplish the Merger of NFSI with and into the Corporation:

FURTHER RESOLVED, that, at any time prior to the time that such Certificate of Ownership and Merger filed with the Secretary of State of Delaware becomes effective in accordance with Section 103 of the General Corporation Law of Delaware, such certificate may be terminated or amended by the Board of Directors of the Corporation;

FURTHER RESOLVED, that the Effective Time shall be at 11:59 p.m. Eastern Time on December 31, 2006; and

FURTHER RESOLVED, that any and all actions and things done or caused to be done by any and all appropriate officers of the Corporation, whether heretofore or hereafter taken or done, which are in conformity with the intents and purposes of the foregoing resolutions, are and each of them hereby is approved, ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate of Ownership and Merger to be signed by an authorized officer, this 19th day of December 2006.

NORTEL GOVERNMENT SOLUTIONS INCORPORATED

By	/s/ Peter A. Fish
Peter A. Fish
Secretary